Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2008

MCLEAN, Va.--(BUSINESS WIRE)--February 25, 2009--2008 Highlights:

  Reported revenues for the fourth quarter and full-year 2008 of approximately $10.7 million and $40.9 million, respectively:
    Fourth quarter revenues increased by 19.5% versus the same period last year, and
    Full-year 2008 revenues increased by 24.8% versus last year.
  Reported funds from operations (“FFO”) for the fourth quarter and full-year 2008 of approximately $3.4 million and $13.5 million, respectively:
    Fourth quarter FFO increased by 4.2% versus the same period last year, and
    Full-year 2008 FFO increased by 8.2% versus last year.
  Acquired six properties in 2008 for a total investment of approximately $53.6 million.
  Closed a mortgage financing of 15 properties for approximately $48.0 million in 2008.

Gladstone Commercial Corp. (NASDAQ:GOOD) (the “Company”) today reported financial results for the quarter and year ended December 31, 2008. A description of FFO, a relative non–GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

FFO for the three months ended December 31, 2008 was approximately $3.4 million, or $0.39 per share, compared to approximately $3.2 million, or $0.38 per share, for the same period one year ago, an increase to FFO of approximately 4.2%. FFO for the year ended December 31, 2008 was approximately $13.5 million, or $1.58 per share, compared to approximately $12.5 million, or $1.46 per share, for the same period one year ago, an increase to FFO of approximately 8.2%. FFO, when compared to the same period last year, was affected by the fact that the Company financed all of its acquisitions during 2008 using fixed-rate, long-term debt, which resulted in increased interest expense, as rates on the Company’s long-term debt were higher than on its short-term debt. This was partially offset by the increase in the Company’s portfolio of investments and the corresponding increase in its revenues. FFO was also affected by partial waivers of incentive fees from the Company’s external adviser, Gladstone Management Corporation (the “Adviser”), for the year ended December 31, 2008, of approximately $2.2 million, compared to $2.3 million for the year ended December 31, 2007. In addition, the Company incurred approximately $1.0 million of due diligence expense during the quarter ended December 31, 2008 related to a large potential acquisition that ultimately did not close. Because of these expenses the Adviser chose to voluntarily and irrevocably waive the entire incentive fee for the fourth quarter along with a portion of the incentive fees paid during prior quarters in 2008 in order to allow the Company to maintain distributions to stockholders.

Net income available to common stockholders for the quarter ended December 31, 2008 was approximately $0.1 million, or $0.01 per share, compared to approximately $0.4 million, or $0.05 per share, for the same period one year ago. Net income available to common stockholders for the year ended December 31, 2008 was approximately $0.8 million, or $0.10 per share, compared to approximately $2.0 million, or $0.24 per share, for the same period one year ago.

A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended December 31, 2008	For the three months ended December 31, 2007	For the year ended December 31, 2008	For the year ended December 31, 2007

Net income	$1,135,241	$1,463,113	$4,912,947	$6,140,229
Less: Distributions attributable to preferred stock	(1,023,439)	(1,023,438)	(4,093,750)	(4,093,750)
Net income available to common stockholders	111,802	439,675	819,197	2,046,479

Add: Real estate depreciation and amortization	3,268,961	2,806,109	12,704,641	10,528,458
Less: Gain on sale of real estate, net of taxes paid	-	-	-	(78,667)
FFO available to common stockholders	$3,380,763	$3,245,784	$13,523,838	$12,496,270

Weighted average shares outstanding - basic & diluted	8,564,807	8,565,264	8,565,149	8,565,264

Basic & diluted net income per weighted average common share	$0.01	$0.05	$0.10	$0.24
Basic & diluted FFO per weighted average common share	$0.39	$0.38	$1.58	$1.46

The weighted average yield on the Company’s portfolio as of December 31, 2008 was 9.63% as compared to 9.55% as of December 31, 2007. At December 31, 2008, the Company owned 65 properties totaling approximately 6.3 million square feet, and had one mortgage loan outstanding for a total net investment of approximately $407.3 million. Currently, all of the Company’s properties are fully leased and all of its tenants and its borrower are paying as agreed. The Company does not have any balloon principal payments due under any of its long-term mortgages until 2010, and the $48.0 million mortgage that matures in 2010 has three annual extension options through 2013. In addition the Company intends to repay its $20.0 million short-term loan that matures in June 2009, with its existing availability under the line of credit. The Company’s line of credit matures in December 2009 and it intends to exercise its option to extend the line of credit through December 2010.

2008 highlights:

  Purchased six fully-occupied properties comprised of approximately 756,000 square feet for approximately $53.6 million, including $6.5 million of assumed debt on one of the properties;
  Made capital improvements to three of its properties located in Newburyport, Massachusetts, Arlington, Texas and Duncan, South Carolina for approximately $2.2 million;
  Extended the terms of the leases on its properties located in Snyder Township, Pennsylvania and Lexington, North Carolina until 2014, and the lease on its Newburyport, Massachusetts property until 2015; and
  Borrowed approximately $48.0 million pursuant to a two-year mortgage note payable from GE Commercial Mortgage Financial Corporation (which may be extended to five years at the Company’s option), collateralized by security interests in 15 properties.

“Our results demonstrate that we continue to grow our portfolio with new investments and add value to existing investments; however, we are disappointed by the credit market’s impact on the pace of our acquisitions. We felt the effects of the tight credit markets as we were unable to close a large acquisition during the fourth quarter 2008 and had to write off the associated due diligence expense. We continue to consider new investments, but on a very selective basis, as we do not believe that sellers’ pricing expectations have fully adjusted to current market realities. Despite these very challenging times, our current portfolio’s strength is demonstrated by the fact that all our properties are fully leased and all of our tenants and borrower are current and paying as agreed,” said Chip Stelljes, President and Chief Investment Officer.

Subsequent to quarter end, the Company:

  Declared monthly distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of January, February and March 2009.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company’s Form 10-K for the year ended December 31, 2008, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the Securities and Exchange Commission (“SEC”) and the Form 10-K can be retrieved from the SEC’s website at www.sec.gov or the Company’s website at www.GladstoneCommercial.com.

The Company will hold a conference call on Thursday, February 26, 2009 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through March 26, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 309394.

Gladstone Commercial Corporation is a publicly traded real estate investment trust (“REIT”) that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information, contact Kerry Finnegan at 703-287-5893.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with a further context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO please refer to the Form 10-K for the year ended December 31, 2008, as filed with the SEC today.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “estimates,” “estimated,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (1) risks associated with negotiation and consummation of pending and future transactions; and (2) those factors listed under the caption "Risk factors" of the Company’s Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (“SEC”) on February 25, 2009. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets

	December 31, 2008	December 31, 2007

ASSETS
Real estate, at cost	$390,562,138	$340,500,406
Less: accumulated depreciation	24,757,576	15,738,634
Total real estate, net	365,804,562	324,761,772

Lease intangibles, net	31,533,843	28,989,556
Mortgage notes receivable	10,000,000	10,000,000
Cash and cash equivalents	4,503,578	1,356,408
Restricted cash	2,677,561	1,914,067
Funds held in escrow	2,150,919	1,401,695
Deferred rent receivable	7,228,811	5,094,799
Deferred financing costs, net	4,383,446	4,405,129
Due from adviser	108,898	-
Prepaid expenses and other assets	707,167	979,263

TOTAL ASSETS	$429,098,785	$378,902,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$255,111,173	$202,120,471
Short-term loan and borrowings under line of credit	31,500,000	24,400,000
Deferred rent liability	3,147,472	3,933,035
Asset retirement obligation liability	2,190,192	1,811,752
Accounts payable and accrued expenses	2,673,787	778,949
Due to adviser	-	784,301
Obligation under capital lease	235,378	-
Rent received in advance, security deposits and funds held in escrow	3,745,523	2,706,113

Total Liabilities	298,603,525	236,534,621

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding	2,150	2,150
Common stock, $0.001 par value, 47,700,000 shares authorized and 8,563,264 and 8,565,264 shares issued and outstanding, respectively	8,563	8,565
Additional paid in capital	170,622,581	170,640,979
Notes receivable - employees	(2,595,886)	(2,769,923)
Distributions in excess of accumulated earnings	(37,542,148)	(25,513,703)

Total Stockholders’ Equity	130,495,260	142,368,068

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$429,098,785	$378,902,689

Gladstone Commercial Corporation
Consolidated Statements of Operations

	For the three months ended December 31, 2008	For the three months ended September 30, 2008	For the three months ended June 30, 2008	For the three months ended March 31, 2008

Operating revenues
Rental income	$10,406,752	$10,157,553	$9,922,018	$9,189,465
Interest income from mortgage notes receivable	225,025	216,446	218,805	238,297
Tenant recovery revenue	83,139	83,144	84,635	85,719
Total operating revenues	10,714,916	10,457,143	10,225,458	9,513,481

Operating expenses
Depreciation and amortization	3,268,961	3,262,903	3,185,017	2,987,760
Property operating expenses	210,910	222,862	203,818	239,483
Due diligence expense	1,172,096	2,158	40	2,085
Base management fee	382,018	404,108	419,857	431,868
Incentive fee	531,436	793,787	801,832	704,667
Administration fee	229,657	238,241	274,541	212,196
Professional fees	158,826	117,857	147,065	97,662
Insurance	46,466	43,354	41,797	41,797
Directors fees	55,648	54,702	52,251	54,250
Stockholder related expenses	26,954	42,232	102,775	126,423
Asset retirement obligation expense	34,855	35,157	32,764	30,468
General and administrative	22,670	10,079	18,332	12,182
Total operating expenses before credit from Adviser	6,140,497	5,227,440	5,280,089	4,940,841

Credit to incentive fee	(1,255,017)	(205,876)	(173,697)	(562,355)
Total operating expenses	4,885,480	5,021,564	5,106,392	4,378,486

Other expense
Interest income from temporary investments	1,048	4,559	6,689	9,548
Interest income - employee loans	49,477	49,624	50,852	52,144
Other income	7,500	7,500	39,697	9,296
Interest expense	(4,751,800)	(4,354,381)	(3,996,453)	(3,756,053)
Total other expense	(4,693,775)	(4,292,698)	(3,899,215)	(3,685,065)

Income from continuing operations	1,135,661	1,142,881	1,219,851	1,449,930

Loss from discontinued operations	(420)	(1,322)	(406)	(33,228)

Net income	1,135,241	1,141,559	1,219,445	1,416,702

Distributions attributable to preferred stock	(1,023,439)	(1,023,437)	(1,023,437)	(1,023,437)

Net income available to common stockholders	$111,802	$118,122	$196,008	$393,265

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of distributions attributable to preferred stock)	$0.01	$0.01	$0.02	$0.05
Discontinued operations	0.00	0.00	0.00	0.00

Net income available to common stockholders	$0.01	$0.01	$0.02	$0.05

Weighted average shares outstanding
Basic & Diluted	8,564,807	8,565,264	8,565,264	8,565,264

Gladstone Commercial Corporation
Consolidated Statements of Operations

	For the year ended December 31,
	2008	2007	2006
Operating revenues
Rental income	$39,675,788	$31,469,297	$23,964,035
Interest income from mortgage notes receivable	898,573	1,013,889	1,845,231
Tenant recovery revenue	336,637	310,353	136,280
Total operating revenues	40,910,998	32,793,539	25,945,546

Operating expenses
Depreciation and amortization	12,704,641	10,528,458	8,297,174
Property operating expense	877,073	800,822	636,427
Due diligence expense	1,176,379	20,968	9,365
Base management fee	1,637,851	1,858,120	2,902,053
Incentive fee	2,831,722	2,564,365	-
Administration fee	954,635	837,898	-
Professional fees	521,410	625,349	953,066
Insurance	173,414	214,141	211,562
Directors fees	216,851	229,000	140,000
Stockholder related expenses	298,384	244,629	311,049
Asset retirement obligation expense	133,244	116,478	129,142
General and administrative	63,263	102,999	82,847
Stock option compensation expense	-	-	394,411
Total operating expenses before credit from Adviser	21,588,867	18,143,227	14,067,096

Credit to incentive fee	(2,196,945)	(2,321,597)	-
Total operating expenses	19,391,922	15,821,630	14,067,096

Other income (expense)
Interest income from temporary investments	21,844	354,249	76,772
Interest income - employee loans	202,097	222,051	125,788
Other income	63,993	47,847	380,915
Interest expense	(16,858,687)	(11,564,541)	(9,104,894)
Total other expense	(16,570,753)	(10,940,394)	(8,521,419)

Income from continuing operations	4,948,323	6,031,515	3,357,031

Discontinued operations
(Loss) income from discontinued operations	(35,376)	(3,312)	112,145
Net realized income (loss) from foreign currency transactions	-	33,359	(202,938)
Gain on sale of real estate	-	-	1,422,026
Taxes refunded (paid) on sale of real estate	-	78,667	(315,436)
Total discontinued operations	(35,376)	108,714	1,015,797

Net income	4,912,947	6,140,229	4,372,828

Distributions attributable to preferred stock	(4,093,750)	(4,093,750)	(2,186,890)

Net income available to common stockholders	$819,197	$2,046,479	$2,185,938

Earnings per weighted average common share - basic
Income from continuing operations (net of distributions attributable to preferred stock)	$0.10	$0.23	$0.15
Discontinued operations	0.00	0.01	0.13

Net income available to common stockholders	$0.10	$0.24	$0.28

Earnings per weighted average common share - diluted
Income from continuing operations (net of distributions attributable to preferred stock)	$0.10	$0.23	$0.14
Discontinued operations	0.00	0.01	0.13

Net income available to common stockholders	$0.10	$0.24	$0.27

Weighted average shares outstanding
Basic	8,565,149	8,565,264	7,827,781
Diluted	8,565,149	8,565,264	7,986,690

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows

	For the year ended December 31,
	2008	2007	2006

Cash flows from operating activities:
Net income	$4,912,947	$6,140,229	$4,372,828
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization, including discontinued operations	12,704,641	10,528,458	8,349,474
Amortization of deferred financing costs, including discontinued operations	1,283,956	717,195	1,207,198
Amortization of deferred rent asset and liability	(532,066)	(532,068)	(442,765)
Accretion of obligation under capital lease	10,311	-	-
Asset retirement obligation expense, including discontinued operations	133,244	116,478	139,074
Stock compensation	-	-	394,411
Increase in mortgage notes payable due to change in value of foreign currency	-	-	202,066
Value of building acquired in excess of mortgage note satisfied, applied to interest income	-	-	(335,701)
Gain on sale of real estate	-	-	(1,422,026)
Decrease (increase) in prepaid expenses and other assets	172,096	64,990	(62,880)
Increase in deferred rent receivable	(2,387,509)	(1,741,016)	(1,270,159)
Increase in accounts payable, accrued expenses, and amount due adviser, net	1,001,639	625,398	196,294
Increase in rent received in advance	275,916	176,145	268,037
Net cash provided by operating activities	17,575,175	16,095,809	11,595,851

Cash flows from investing activities:
Real estate investments	(49,359,852)	(105,599,587)	(48,339,307)
Proceeds from sales of real estate	-	-	2,102,567
Principal repayments on mortgage notes receivable	-	-	44,742
Receipts from lenders for reserves held in escrow	874,227	1,603,309	1,127,753
Payments to lenders for reserves held in escrow	(1,623,452)	(1,369,186)	(1,722,280)
(Increase) decrease in restricted cash	(763,494)	(688,905)	749,274
Deposits on future acquisitions	(1,650,000)	(2,110,000)	(900,000)
Deposits applied against real estate investments	1,750,000	2,110,000	1,200,000
Net cash used in investing activities	(50,772,571)	(106,054,369)	(45,737,251)

Cash flows from financing activities:
Proceeds from share issuance	-	-	65,089,026
Redemption of shares for payment of taxes	-	-	(457,634)
Offering costs	-	-	(2,654,279)
Borrowings under mortgage notes payable	48,015,000	48,521,690	68,055,000
Principal repayments on mortgage notes payable	(1,485,901)	(895,657)	(604,318)
Principal repayments on employee notes receivable	155,637	431,399	914
Borrowings from short-term loan and line of credit	76,900,000	65,500,000	71,400,400
Repayments on line of credit	(69,800,000)	(41,100,000)	(114,960,400)
Receipts from tenants for reserves	2,391,360	2,023,019	2,099,506
Payments to tenants from reserves	(2,159,671)	(1,710,685)	(3,276,731)
Increase in security deposits	531,806	376,572	427,951
Payments for deferred financing costs	(1,262,273)	(1,409,320)	(3,242,881)
Distributions paid for common and preferred	(16,941,392)	(16,427,736)	(13,469,627)
Net cash provided by financing activities	36,344,566	55,309,282	68,406,927

Net increase (decrease) in cash and cash equivalents	3,147,170	(34,649,278)	34,265,527

Cash and cash equivalents, beginning of year	1,356,408	36,005,686	1,740,159

Cash and cash equivalents, end of year	$4,503,578	$1,356,408	$36,005,686

Cash paid during period for interest	$14,337,944	$10,693,440	$8,045,342

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Additions to real estate included in accounts payable, accrued expenses, and amount due adviser	$-	$81,400	$-

Increase in asset retirement obligation	$245,196	$180,458	$1,631,294

Fixed rate debt assumed in connection with acquisitions	$6,461,603	$4,506,689	$30,129,654

Obligation under capital lease	$225,068	$-	$-

Assumption of mortgage notes payable by buyer	$-	$-	$4,846,925

Acquisition of building in satisfaction of mortgage note receivable	$-	$-	$11,316,774

Notes receivable issued in exchange for common stock associated with the exercise of
employee stock options	$-	$-	$2,769,954

Forfeiture of common stock in satisfaction of employee note receivable	$18,400	$-	$-

CONTACT:
Gladstone Commercial Corp.
Kerry Finnegan, 703-287-5893